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                                                                   EXHIBIT 10.13

                          OPENGL(TM) LICENSE AGREEMENT


         This OPENGL LICENSE AGREEMENT is made the 30th day of June, 1992 between Kubota Pacific Computer, a California corporation having a place of business at 2630 Walsh Avenue, Santa Clara, CA 95051 ("Licensee"), and Silicon Graphics, Inc. ("SGI"), a Delaware corporation having a place of business at 2011 North Shoreline Blvd., Mountain View, CA 94039-7311.

         WHEREAS, SGI is in the business of designing, manufacturing and marketing computers and software products, is the author inventor and owner of the OpenGL(TM) high level programming language for applications using three dimensional graphics, and desires to grant a license in OpenGL to Licensee;

         WHEREAS, Licensee is in the business of designing, manufacturing and marketing computer products, and desires to be granted a certain level of license to SGI's OpenGL product;

         NOW, THEREFORE, in consideration of the mutual covenant contained herein, the parties agree as follows:

         1.0      DEFINITIONS.

                  1.1 "AGREEMENT" means this OpenGL(TM) License Agreement.

                  1.2 "CONFORMANCE CERTIFIED" means the designation that Licensee may apply to a Derived Program, Licensee has performed the Conformance Test on such Derived Program and with respect to which Licensee has certified in writing to SGI that the Conformance Test has fully or partially (in a case where SGI has granted a test waiver, pursuant to Section 4.2 hereof) executed without reporting an implementation error. Licensee may only refer to Conformance Certified Derived Programs as OpenGL Compatible, and may only market such Derived Programs under the trademark "OpenGL(TM)."

                  1.3 "CONFORMANCE TEST" means one or more computer programs supplied by SGI hereunder (as listed on Attachment A) for use in determining whether Derived Programs are OpenGL Compatible, by indicating whether Licensee has correctly and completely implemented all portions of the OpenGL API.

                  1.4 "DERIVED PROGRAM" means a binary (object code) version of a software program created by compiling (i) Licensee Source, and/or (ii) a version of an implementation or any portion of SGI Source that Licensee has modified and/or ported to be compatible with Licensee's Product. The parties agree and acknowledge that Derived Programs are "derivative works," within the meaning of such term in the Copyright Act (17 U.S.C., Section 101 et seq.).


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                  1.5  "DESIGNATED SITE" means the location of the Source
Machine(s), which shall be Licensee's address first set forth above, or an alternative location agreed to in writing by the parties.

                  1.6 "DISCLOSURE" means a party disclosing information to the other party under this Agreement.

                  1.7 "DOCUMENTATION" means any manuals or other literature (except the Specification) related to OpenGL that SGI provides hereunder. Documentation shall be listed on Attachment A hereto.

                  1.8 "EFFECTIVE DATE" means the date first set forth above, on which date the term of this Agreement shall commence.

                  1.9 "END USER LICENSE AGREEMENT" means Licensee's standard from end user software license agreement, which shall contain terms and conditions that are substantially similar to those set forth in Attachment C hereto. Attachment C may be an example of Licensee's current end user license agreement.

                  1.10 "IMPLEMENTATION" means an embodiment of the OpenGL in SGI Source form, which SGI may provide hereunder.

                  1.11 "INFORMATION" means data that concerns a party's business plans, customers, technology or products, and is confidential, proprietary and/or a trade secret to, such party.

                  1.12 "OPENGL" means a collection of procedures, algorithms, utilities and the like, including window system interfaces, authored, invented and owned by SGI, that may be implemented as a windowing-system neutral, application programming interface, which may be used by programmers to define objects and specify operations involved in rendering and displaying 2- and 3-dimensional graphical images on computers. OpenGL includes but is not limited to, (i) the Specification, Implementations, and the OpenGL(TM) API, (ii) associated Conformance Test, interface and communications software, alternate programming language bindings, (iii) the Protocol Interface Library, and (iv) Associated Documentation. Any such items appropriate for the license level specified herein to be licensed and delivered hereunder shall be listed on Attachment A prior to execution hereof.

                  1.13 "OPENGL API" means the external application programming interface to the OpenGL.

                  1.14 "OPENGL COMPATIBLE" means, with respect to a Derived
Program: any Derived Program that conforms strictly to the Specification, with the OpenGL API present and functional. A Derived Program that has successfully completed the Conformance Test shall be deemed to be OpenGL Compatible, for purposes of this Agreement.


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                  1.15 "LEVEL I LICENSE" means a license to create Licensee
Source and Derived Programs from the specification and the Protocol Interface Library, and to distribute and sublicense Conformance Certified Derived Programs and associated Documentation under SGI's OpenGL(TM) Trademark. Upon payment of the Level I License fee specified in Attachment A, SGI shall grant to Licensee a Level I License hereunder.

                  1.16 "LEVEL II LICENSE" means a license that includes a Level I License, as set forth in Section 1.15 above, and further provides a license to possess, port and modify an Implementation and other SGI Source to create Derived Programs, and to distribute and sublicense Conformance Certified Derived Programs under SGI's OpenGL(TM) trademark. SGI shall grant a Level II License to Licensee hereunder only (i) if Level II License rights are designated in Section
3.2 below, and (ii) upon Licensee's payment to SGI of the Level II License Fee specified in Attachment A.

                  1.17 "LEVEL III LICENSE" means a license that includes Level I and Level II Licenses, and further provides a license to distribute SGI Source modified by Licensee, and Licensee Source, to verified SGI Level II or Level III Licensees. SGI shall grant a Level III License to Licensee hereunder only (i) if a Level III License is specified in Section 3.3 below, and (ii) upon Licensee's payment to SGI of the Level III License Fee specified in Attachment A.

                  1.18 "LICENSEE'S PRODUCT(S)" means computer hardware and software products manufactured and/or marketed by Licensee.

                  1.19 "LICENSEE SOURCE" means any portion of a Source file or program created by or on behalf of Licensee that embodies any portion of the OpenGL.

                  1.20. "PROTOCOL INTERFACE LIBRARY" means SGI Source that embodies instructions for encoding commands for the OpenGL renderer, for communication from the client to the server in a client/server implementation of the OpenGL.

                  1.21. "RECIPIENT" means a party receiving information from the other party under this Agreement.

                  1.22. "REPRESENTATIVE" means an agent, consultant, contract developer or programmer of SGI or Licensee.

                  1.23 "SGI SOURCE" means any Source provided by SGI hereunder, and associated Documentation.

                  1.24 "SOURCE MACHINE(S)" means one or more computers on which Licensee stores and uses the SGI Source and the Licensee Source. Each Source machine is identified by type and serial number Attachment A hereto.

                  1.25 "SOURCE" means software programs in human readable form, which must be compiled into a binary form before direct execution on a computer.


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                  1.26 "SPECIFICATION" means a list and description of the
characteristics and features of the OpenGL, which includes the definition and description of the implementation of the OpenGL API in an abstract, device independent state machine for graphics rendering. The Specification is set forth hereto as Attachment B.

                  1.27 "TRADEMARKS" means the SGI-owned trademarks OpenGL(TM), IRIS Graphics Library(TM), GL(TM), and any other trademark, service mark or trade name that SGI may designate, use or adopt from time to time in connection with the use, distribution, licensing and marketing of OpenGL, the OpenGL Specifications, the OpenGL API, Documentation or related products.

         2.0 ATTACHMENTS. This Agreement includes the following attachments, which are incorporated into, and made a part hereof:

                  (a) Attachment A identifies the Source Machine(s) and lists the OpenGL items to be provided hereunder,

                  (b) Attachment B (Specification);

                  (c) Attachment C (Licensee's End User License Agreement); and

                  (d) Attachment D (Software Support Agreement) Optional; check box if included: / /

         3.0      LIMITED LICENSES.

                  3.1 LEVEL I LICENSE. Licensee hereby receives the following license:

                        a. Implementation of Derived Programs. SGI hereby grants to Licensee a limited, non-exclusive, non-transferable, personal, worldwide, royalty-bearing license to use and modify the information and data contained in the Specification to create Licensee Source, and to use and modify the Protocol Interface Library, solely to create Derived Programs.

                        b. Marketing and Distribution of Conformance Certified Derived Programs. SGI hereby grants to licensee a limited, non-exclusive, non-transferable, personal, royalty-bearing worldwide license to duplicate, use and distribute by sublicense copies of Conformance Certified Derived Programs, solely under applicable Trademarks and for use with Licensee's Product, provided that (i) all such copies shall include Trademark, proprietary rights and copyright notices originally supplied by SGI, (ii) such distribution and sublicensing shall be strictly in accordance with provisions of Sections 3.4 and
3.5 below, and (iii) Licensee shall pay sublicensing fees to SGI in accordance with Section 5 below. Licensee hereby represents, covenants and warrants that
(1) under no circumstance shall it provide a Derived Program that has not been Conformance Certified to any third party, and (2) it will not disclose or provide any Licensee Source or the Protocol Interface Library to a third party, except a


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Representative, under any circumstance whatsoever, except as provided in Section
3.3 below.

                           c. Documentation. SGI hereby grants to Licensee a
limited, non-exclusive, non-transferable, personal, worldwide license to (i) edit, reformat, rewrite, copy, reissue and create derivative works of Documentation, (ii) incorporate and copy Documentation into other similar materials prepared by or for Licensee, and (iii) distribute such Documentation, including derivative works thereof, solely in connection with its distribution and marketing of Conformance Certified Derived Programs, and provided that all such copies shall include Trademark, proprietary rights and copyright notices originally supplied by SGI.

[X] 3.2 LEVEL II LICENSE. SGI shall grant to Licensee the license set forth in this Section 3.2 below, only if the box to the left and the "Level II License" box on the signature page hereof are marked, and upon Licensee's payment of the Level II License fee specified in Attachment A.

                           a. Level II License. Under this Level II License, SGI
hereby grants to Licensee the license set forth in Sections 3.1 above, solely in accordance with the terms and conditions thereof.

                           b. Limited SGI Source License. SGI hereby grants to
Licensee a limited, non-exclusive, non-transferable, personal, worldwide, royalty-bearing license to copy, store, process, compile, execute, modify, and enhance the implementation(s) and other SGI Source, solely on the Source Machine(s) at Licensee's Designated Site. Such license shall expressly include the right to modify and port an Implementation to be compatible with Licensee's Products, and to compile Derived Programs therefrom that Licensee may, in Conformance Certified versions, sublicense and distribute in accordance with Sections 3.1(b) above and 3.4 and 3.5 below. In the event that and only while a Source Machine is not operative, LICENSEE may transfer to and use the SGI Source on a backup computer at the Designated Site, provided that LICENSEE shall inform SGI in writing of such transfer, identifying such backup computer, within twenty
(20) days of original transfer, if such transfer continues for longer than fifteen (15) days. Licensee hereby represents, covenants and warrants that, as a Level II licensee, it shall not distribute SGI Source or Licensee Source to anyone, except a representative for any purpose whatsoever.

[ ] 3.3 LEVEL III LICENSE. SGI shall grant to Licensee the license set forth in this Section 3.3 below, only if the box to the left and the "Level III License" box on the signature page hereof are marked, and upon Licensee's payment of the Level III License fee specified in Attachment A.

                           a. Level III License. Under this Level III License,
SGI hereby grants to licensees the license set forth in Sections 3.1 and 3.2 above, solely in accordance with the terms and conditions thereof.

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                           b. Distribution of SGI Source and Licensee Source to
Third Parties. SGI hereby agrees that Licensee may distribute copies of SGI Source and Licensee Source to third parties, including implementations that Licensee has modified for compatibility with Licensee's Product, provided that Licensee covenants and warrants that it shall deliver such SGI Source or Licensee Source to a third party only if such third party is a current licensee of SGI source, under an agreement that provides sufficient rights to such third party that it may receive SGI Source and Licensee Source of the level and kind that Licensee desires to provide. In all such cases, Licensee shall contact SGI before Licensee's delivery of any SGI Source or Licensee Source, to verify the foregoing. When Licensee contacts SGI for such verification, SGI shall provide to Licensee a file, agreement or other identification number so that Licensee may record such number as its authorization to deliver SGI Source and Licensee Source to such recipient. When Licensee delivers SGI Source or Licensee Source under the foregoing circumstances, it shall require that the recipient thereof sign a written acknowledgment that such Source has been received under and is subject to the terms and conditions of the SGI source code license agreement that SGI has identified to Licensee in accordance with this Section 3.3b. Licensee shall provide a copy of such signed acknowledgment to SGI within ten
(10) days thereafter.

                  3.4 DISTRIBUTION MECHANISM AND AGREEMENTS. Licensee may distribute Conformance Certified Derived Programs directly to end-user sublicensees, or through Licensee's OEMs, VARs or other distributors in the chain of distribution to end-users, provided that Licensee shall require that each such distributor enter into a written agreement containing terms and conditions that are substantially equivalent to, and at least as protective as, all terms and conditions of this agreement that are applicable to the distribution and sublicensing of Derived Programs.

                  3.5 END USER SUBLICENSES. Licensee or its distributor shall enter an End User License with each sublicensee that Licensee or its distributor provides with a copy of a Derived Program. The End User License may be Licensee's standard form agreement, and shall contain terms and conditions that are substantially equivalent to the terms and conditions in Attachment C. In the United States, Canada or other locations where copyright laws exist and may be enforced to protect software, the End User License may be an enforceable, written agreement that accompanies the package containing such Derived Program and is fully visible to the sublicensee before the sublicensee opens the package, which the sublicensee accepts by opening the package, or breaking a seal. In all other locations, the End User License must be a written agreement with the sublicensee signs.

                  3.6 DURATION OF SUBLICENSES. Sublicensees of Licensees may use the Derived Programs for the term and in the manner provided for the End User License. The license and obligations of the sublicensee set forth therein are independent of this Agreement and will survive any termination of the relationship between Licensee and SGI.

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         4.0 TRADEMARK LICENSE AND CONFORMANCE CERTIFICATION.

                  4.1 CONFORMANCE CERTIFICATION; BETA TEST PROGRAMS. Successful completion of the applicable version of the Conformance Test is a requirement for validating that a Derived Program is OpenGL Compatible, and may be considered Conformance Certified. Licensee shall provide a written report, signed by a corporate officer of Licensee, showing successful completion of the Conformance Test, and shall provide to SGI one (1) copy of (i) such Conformance Test results; (ii) the associated Conformance Certified Derived Programs, and
(iii) the marketing or sales collateral, product documentation and medial labels which Licensee intends to use to depict or display the applicable Trademarks, for archival purposes and auditing by SGI's test personnel. SGI may, at its sole discretion, retain or destroy such copies. Notwithstanding the foregoing, and anything else to the contrary in this Agreement, Licensee may distribute a limited quantity of non-Conformance Certified copies of Derived Programs to its customers for beta test program purposes, provided that (a) such copies are clearly labeled as "beta" versions of the OpenGL which have not been Conformance Certified, (b) the term of such beta test programs shall not be longer than ninety (90) days, after which time Licensee shall require that its customers return to Licensee all such beta test version copies distributed, and (c) Licensee shall conduct only one (1) beta test program per major release of its Derived Programs.

                  4.2 WAIVER PROCESS. Although SGI has made every reasonable effort to make the Conformance Test exhaustive, the parties acknowledge that the Conformance Test may not provide complete (i) coverage of the OpenGL API or (ii) accuracy in determining that a Derived Program is OpenGL Compatible. In the event of a conflict between the Specification and the Conformance Test, the Specification shall prevail. If SGI determines that Licensee should use an updated version of the Conformance Test in lieu of an earlier version provided to Licensee, SGI will furnish such updated version to Licensee, under the terms of this Agreement and at no additional charge to Licensee. SGI agrees that, in each such instance of the release of an updated version of the Conformance Test, Licensee may continue to use the previous version of the Conformance test for a period not to exceed one hundred and twenty (120) days thereafter. However, Licensee agrees that it shall only use such updated version for any Conformance Certifications performed by Licensee on any new or revised Derived Programs released by Licensee thereafter. If SGI releases a further updated version of the Conformance Test, the aforementioned cycle of use shall again apply to the two latest versions of the Conformance Test. If Licensee believes that the Conformance Test erroneously or incompletely tests the OpenGL (pursuant to the Specification), Licensee may submit a waiver request form detailing such error to SGI. SGI shall review such request, and render a decision after a thorough examination. SGI will use reasonable efforts to reply to requests for waivers within thirty (30) days after receipt thereof. SGI shall notify Licensee in writing of SGI's approval or denial of each such waiver request. SGI will maintain a list of approved waivers to the Conformance Test, which list SGI shall make available to Licensee upon its written request. The waiver request procedure and forms are available separately from SGI. If SGI grants a waiver, SGI shall either provide a correct

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Conformance Test to Licensee within thirty (30) days thereafter, or will provide a written approval to Licensee to release its OpenGL product as "Conformance Certified with waiver," provided, however, that whenever SGI shall provide a modified Conformance Test thereafter, licensee shall retest its Derived Program within thirty (30) days thereafter to determine conformance with same.

                  4.3 TRADEMARKS LICENSE. On the condition precedent that Licensee's Derived Program shall have been successfully Conformance Certified at the applicable level under the Conformance Test, SGI hereby grants to Licensee, only during the term of this Agreement, and only for that version of the Derived Program, a limited, non-exclusive license to use Trademarks, solely in accordance with this Section. This Trademark license applies only to binary level Conformance Certified Derived Programs, derived from a specific version of the OpenGL. Licensee shall use Trademarks whenever it distributes and/or markets a Conformance Certified Derived Program. Licensee will submit any materials prepared by Licensee that use SGI's name or Trademarks to SGI for approval prior to release, unless such advertising materials were provided by SGI, or are in accordance with SGI's trademark use guidelines. SGI reserves the right to reject (and Licensee will not make use of) any such materials that SGI, in its reasonable judgment, deems not in accordance with such guidelines or otherwise potentially injurious to SGI's ownership interest in such Trademarks. Nothing in this Agreement grants to Licensee any other license, or any title to or interest in any Trademark, and Licensee agrees that it shall not use a trademark that is confusingly similar to any Trademark. Licensee will immediately change or discontinue any Trademark use as requested by SGI. Upon expiration or termination of this Agreement, Licensee's license to use Trademarks shall terminate immediately, and Licensee shall cease the use of SGI's name and Trademarks and destroy all existing literature referencing same.

         5.0 FEES; PAYMENT AND DELIVERY.

                  5.1 LICENSE FEE AND PAYMENT. In consideration of the licenses granted by SGI hereunder, Licensee agrees to pay to SGI the amount of the license fee specified on Attachment A. Initial license fees shall be due and payable immediately upon execution hereof. The license fee so specified is only for the release of OpenGL that is listed on Attachment A. SGI may make updated versions of OpenGL available from time to time during the term hereof at additional charge under a standard support program available from SGI (pursuant to Attachment D if Licensee elects to purchase SGI's support services) or separately.

                  5.2 LICENSE LEVEL UPGRADES. Licensee may at any time, by written request to SGI, upgrade its license hereunder to a higher level (e.g., from a Level I License to a Level II License) for the same version of OpenGL by paying to SGI the difference between the License fee paid to SGI for Licensee's then current level license, and the new license level.

                  5.3 DERIVED PROGRAM DISTRIBUTION FEES AND PAYMENT. Licensee shall pay to SGI the fee specified on Attachment A for each copy of a Derived Program

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used, or distributed by or on behalf of Licensee. Licensee shall pay such distribution fees within forty-five (45) days after the end of each calendar quarter for copies of Derived Programs put into use or distributed by or for Licensee during such calendar quarter. Such distribution fee is for the OpenGL release on which Licensee based the Derived Program. SGI may make updated versions of the OpenGL and/or related products available from time to time during the term hereof, and may specify different fees for the distribution of copies of Derived Programs based on such updated version or other products.

                  5.4 TAXES AND THE LIKE. License fee payments are net and exclusive of all taxes, insurance, shipping and other charges. Licensee agrees to pay or reimburse SGI for all sales, use, value added or other taxes, duties, importation fees or assessment that SGI incurs with respect to this Agreement (excluding only taxes based on SGI's income).

                  5.5 DELIVERY. SGI shall deliver the items specified on Attachment A in accordance with the delivery schedule thereon. SGI will make any required media shipments F.O.B. Origin. Risk of loss and/or damage shall pass to Licensee upon delivery thereof.

         6.0 ADDITIONAL OBLIGATIONS OF LICENSEE. Licensee will, in connection with its marketing and distribution of Derived Programs (i) provide user documentation for such Derived Programs to its sublicensees, and (ii) make technical support available to its sublicensees for such Derived Programs. Licensee is solely responsible for providing software support relating to OpenGL to its distributors and end user sublicensees, and SGI shall have no responsibility therefor.

         7.0 PROPRIETARY RIGHTS AND CONFIDENTIAL INFORMATION.

                  7.1 DISCLOSURE OF INFORMATION. Each party agrees that it may be desirable to disclose to the other party information and/or materials containing Information. Information also may include confidential, proprietary and/or trade secret information that is owned by third parties, which third parties have granted sufficient rights to a party to permit that party to provide such Information to the other party hereunder. For purposes of this Section, references to either party shall include any applicable third party owners/licensors of Information. Licensee agrees that SGI Source, the Specification and Licensee Source constitute Information of SGI.

                  7.2 USE OF INFORMATION. Except as otherwise provided in this Agreement, the parties provide Information hereunder solely for the purpose of facilitating the relationship described in this Agreement, and the effectuation of the licenses provided hereunder, and each party agrees (i) not to use any Information of the other party for any purpose other than the foregoing, (ii) to limit its disclosure of Information to employees and Representatives as having a need to know such Information for purposes of this Agreement. Without limiting the foregoing, Recipient agrees to treat Information of Discloser with at least the same degree of care and protection that it uses with its own most valuable confidential information and trade secrets. In a case where Recipient

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provides Information of Discloser to a Representative, Recipient shall require that such Representative enter a written agreement with Recipient containing terms and conditions covering the disclosure, use and protection of such Information that are at least as protective and restrictive as the applicable terms and conditions of this Section 7.

                  7.3 EXCLUSIONS. Recipient shall have no obligation as to Information that (i) is not provided in a tangible form and labeled as confidential or proprietary, or if provided orally, reduced to writing, designated as confidential or proprietary; and provided to Recipient within ten
(10) days thereafter, (ii) is known to Recipient at the time of disclosure, as evidenced by documentation in Recipient's possession at the time of such disclosure, (iii) Recipient independently develops, provided Recipient can show that such development was accomplished by or for Recipient without the use of or any reference to Information, (iv) becomes rightfully known to Recipient from another source without confidentiality restriction on subsequent disclosure or use, (v) is or becomes part of the pubic domain through no wrongful act of Recipient, (vi) Recipient disclosure pursuant to any competently authorized judicial or governmental request, requirement or order, provided that Recipient takes reasonable steps to give Discloser sufficient prior notice to contest such request, requirement or order, or (vii) Discloser furnishes to a third party without a similar confidentiality restriction on such third party.

                  7.4 REPRODUCTION OF PROPRIETARY RIGHTS NOTICES. Recipient shall reproduce and include in all copies of Information prepared by Recipient the copyright notices and proprietary legends of Discloser as they appear therein, as furnished to Recipient by Discloser. Recipient shall not remove any proprietary, copyright, trade secret or other legend or notice from any form of Information of Discloser. Any copyright notice used in connection with the SGI Source, Documentation or Specifications shall not be deemed to imply that any part of such SGI Source, Documentation or Specifications has been published or has been placed in the public domain, or that the obligation to hold such Information in confidence pursuant to this Section 7 has been removed in any other manner.

                  7.5 CONFIDENTIALITY OF AGREEMENT. The parties agree that they consider the terms, conditions and prices of this Agreement to be Information. Further, neither party shall disclose such terms, conditions and pricing to any third party without the express written permission of the other party, except as may be required by law or regulation. However, SGI may, at any time and without notice to Licensee, disclose any portion of any of its standard form agreements and fees which SGI has incorporated herein to any third party.

                  7.6 INJUNCTIVE RELIEF. Each party acknowledges and agrees that an actual or threatened unauthorized use, reproduction, distribution or disclosure of the Information of the other party would cause irreparable harm and significant injury to the other party, the degree of which would be difficult to ascertain, and which would not be compensable by money damages alone, and, therefore, each party (i) will have the right to enforce the terms of this Agreement by specific performance and (ii) agrees that in such event the issuance of an injunction by any court of competent jurisdiction would be an

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appropriate remedy, without prejudice to any other rights and remedies that it may have for the other party's breach of this Agreement.

                  7.7 NO OWNERSHIP RIGHTS TRANSFERRED. Licensee receives no ownership interest in or title to any SGI Intellectual property of any kind, including, but not limited to, Trademarks, an Implementation, the Specifications, SGI Source, Licensee Source, Documentation, the OpenGL API, Derived Programs, or copies of the foregoing, under or pursuant to this Agreement and/or as a result of a Licensee's (i) possession and use, or (ii) modification, enhancement, translation, compilation, derivation and the like, of any of the foregoing under any circumstances whatsoever. SGI shall retain ownership of the OpenGL, regardless of how Licensee has implemented or used any portion of the OpenGL in any software programming language, or in any other manner whatsoever. Notwithstanding the foregoing sentence, nothing in this Agreement shall be construed to mean that Licensee conveys or transfers any ownership interest in any software source code of Licensee to SGI hereunder, provided that such software code (a) does not embody any part of the OpenGL, and
(b) is separable and discrete from SGI Source and Licensee Source.

                  7.8 DISPOSAL OF MEDIA. Before disposing of any media or storage apparatus containing Information of the other party, a party will ensure that it has completely erased or otherwise destroyed any such Information contained by such media or stored in such apparatus.

                  7.9 SURVIVAL. The obligations of the parties under this Section shall survive and continue after any termination of this Agreement or termination of any license under this Agreement.

         8.0 RECORD KEEPING AND REPORTS.

                  8.1 REPORTS. Licensee agrees to maintain records relating to its conformance to the terms and conditions of this Agreement, and shall, on the written request of SGI, made not more often than yearly, prepare and submit a representation, signed by an officer, that it has met all of its material obligations under this agreement since Licensee issued the last such report.

                  8.2 AUDIT. Licensee agrees to allow mutually acceptable auditors to audit and analyze its relevant records to ensure compliance with all terms of this Agreement. Licensee shall permit any such audit within fifteen
(15) days after receipt of SGI's written request to audit, during normal business hours, at a mutually acceptable time. SGI will bear the cost of such an audit unless the auditor discovers that Licensee has underpaid SGI by at least ten percent (10%) of fees owned for the audited period, in which case Licensee shall bear the cost of the audit.

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         9.0 PATENT, COPYRIGHT AND TRADEMARK PROTECTION.

                  9.1 INFRINGEMENT CLAIMS. SGI shall defend any suit or proceeding brought against Licensee, but only to the extent that such suit or proceeding is based on a claim that OpenGL, solely as furnished by SGI to Licensee under this Agreement, constitutes direct infringement of any issued patent, registered copyright or trademark (provided that such trademark has been used by Licensee solely in accordance with this Agreement). SGI shall pay or reimburse Licensee for damages (excluding exemplary damages) and costs finally awarded therein against Licensee with respect to such matter, provided that Licensee promptly informs and furnishes SGI with a copy of each communication, notice or other action relating to the alleged infringement and provides to SGI all authority, information and assistance necessary to settle, compromise or litigate such suit or proceeding. Following notice of a claim or of a threatened or actual suit, SGI may, without obligation to do so, at its sole option, (i) procure for Licensee the right to continue to use OpenGL as furnished, (ii) replace or modify same to make it non-infringing, or (iii) discontinue the license for OpenGL and refund any fees paid for it, less the reasonable value for use, determined by prorating the fees paid by Licensee for OpenGL based on a thirty-six (36) month straight line depreciation, applied to the period of actual possession.

                  9.2 EXCEPTIONS. SGI shall not be obligated to defend or be liable for costs and damages if the infringement arises out of: (i) compliance with Licensee's specifications, (ii) use or combination of OpenGL with software, hardware or data not provided by SGI, (iii) use of other than the latest unmodified release of OpenGL made available to Licensee by SGI, or Derived Program based thereon, if such infringement would have been avoided by using such release, (iv) a modification of OpenGL made by or for Licensee, or (v) use of OpenGL after receiving notice, or having reason to believe, that OpenGL infringes a patent or copyright of a third party, unless Licensee gives prompt written notice thereof to SGI.

                  9.3 LIMITATION. THE FOREGOING STATES THE EXCLUSIVE REMEDY OF LICENSEE AND THE ENTIRE INDEMNITY OF SGI WITH RESPECT TO INFRINGEMENT OF ANY PATENT, COPYRIGHT OR TRADEMARK BY OPENGL. SGI SHALL HAVE NO LIABILITY WITH RESPECT TO ANY OTHER PROPRIETARY OR THIRD PARTY INTELLECTUAL PROPERTY RIGHTS.

         10.0 WARRANTY. SGI warrants that the Implementation, when compiled with a one hundred percent (100%) ANSI C compatible compiler, will meet the Specification, in all material respects. EXCEPT AS AFORESAID, SGI PROVIDES OPENGL ON AN "AS-IS" BASIS ONLY, AND DOES NOT WARRANT OR REPRESENT THAT THE OPERATION OF OPENGL WILL BE UNINTERRUPTED OR ERROR FREE OR THAT ANY DEFECTS IN OPENGL ARE CORRECTABLE OR WILL BE CORRECTED. SGI DISCLAIMS ALL WARRANTIES, EXPRESS, IMPLIED OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

         11.0 LIMITATION OF LIABILITY. EXCEPT FOR MATTERS ARISING OUT OF A PARTY'S DEFAULT OF SECTION 7 ABOVE, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY LOSS OF PROFITS, LOSS OF BUSINESS, LOSS OF USE OF DATA, INTERRUPTION OF BUSINESS, OR FOR INDIRECT, SPECIAL, EXEMPLARY, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND WHETHER UNDER THIS AGREEMENT OR OTHERWISE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH LOSS. FOR ANY CLAIM CONCERNING PERFORMANCE OR NONPERFORMANCE BY SGI PURSUANT TO OR IN ANY OTHER WAY RELATED TO THE SUBJECT MATTER OF THIS AGREEMENT, OR FOR DAMAGES FOR ANY CAUSE WHATSOEVER AND REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT OR IN TORT INCLUDING NEGLIGENCE AND INFRINGEMENT, LICENSEE'S SOLE REMEDY SHALL BE ACTUAL DAMAGES UP TO THE AMOUNT OF LICENSE FEES FOR THE ITEM AND/OR LICENSE THAT IS THE SUBJECT OF THE CLAIM.

         12.0 TERM OF AGREEMENT. This Agreement and all licenses granted hereunder shall expire fifteen (15) years after the date first set forth above; however, it and they also may be terminated earlier as provided below.

         13.0 DEFAULT; TERMINATION.

                  13.1 AUTOMATIC TERMINATION. To the extent permitted by applicable law, this Agreement and all licenses provided hereunder shall automatically terminate without notice in the event that Licensee is liquidated or dissolved.

                  13.2 DEFAULT. If either party fails to perform any material obligation under this Agreement, then, upon thirty (30) days prior written notice specifying such default, the other party may terminate this Agreement, and all licenses provided hereunder, unless the breach specified in such notice has been cured during such thirty (30) day period.

                  13.3 RETURN OF INFORMATION. Upon the termination or expiration of this Agreement, Licensee shall, within ten (10) days thereafter, deliver to SGI all Documentation containing SGI Source or Licensee Source, and shall render unusable all SGI Source or Licensee Source placed in any storage apparatus. The requirements of this Section 13.3 shall be considered to have been met with regard to Licensee Source if all portions of OpenGL embodied therein have been deleted.

                  13.4 CONTINUING OBLIGATIONS. The parties' rights, duties and obligations under Sections 5 (FEES, PAYMENT AND DELIVERY), 7 (PROPRIETARY RIGHTS AND CONFIDENTIAL INFORMATION), 9 (PATENT AND COPYRIGHT PROTECTION), 10 (WARRANTY EXCLUSION), 11 (LIMITATION OF LIABILITY), 13.4 (Continuing Obligations), 14 (EXPORT), 15.1 (Governing Law) and 15.7 (Notices) shall continue after any termination or expiration hereof.

                  13.5 NO LIABILITY. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR DAMAGES OF ANY KIND, INCLUDING INCIDENTAL OR CONSEQUENTIAL DAMAGES, ARISING OUT OF OR RELATED TO TERMINATION OF THIS AGREEMENT FOR ANY REASON WHATSOEVER.

         14.0 EXPORT. Licensee understands that OpenGL is subject to regulation by agencies of the U.S. Government, including the U.S. Department of Commerce, which prohibits export or diversion of OpenGL to certain countries and parties, and agrees that Licensee will not knowingly assist or participate in any such diversion or other violation of applicable U.S. laws and regulations. Licensee warrants that it will not license or otherwise provide OpenGL to anyone not approved to receive controlled commodities under applicable U.S. laws and regulations and that Licensee will abide by such laws and regulations. Licensee shall hold SGI harmless and indemnify SGI from any breach of this Section 14 by Licensee or any of its distributors.

         15.0 GENERAL

                  15.1 GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California, excluding its choice of law rules. The parties hereby agree that any dispute regarding the interpretation or validity of, or otherwise arising out of, this Agreement shall be subject to the exclusive jurisdiction of the California state courts of Santa Clara County, California (or, if there is federal jurisdiction, the United States District Court for the Northern District of California), and the parties agree to submit to the personal and exclusive jurisdiction and venue of these courts. The parties hereby expressly waive any right to a jury trial and agree that any proceeding hereunder shall be tried by a judge without a jury.

                  15.2 SEVERABILITY. In the event that any one or more of the provisions of this Agreement shall for any reason be held by a court of competent jurisdiction to be invalid, inoperative or unenforceable, as applied to any particular case or under the law any state or of the United States of America, such circumstances shall not have the effect of rendering the provision or provisions in question invalid, inoperative or unenforceable in any other jurisdiction or in any other case or circumstance, or of rendering any other provision or provisions hereof invalid, inoperative or unenforceable, to the extent which such provisions are not themselves actually invalid, inoperative or unenforceable, and this Agreement, and the licenses granted by SGI hereunder, as the case may be, shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative and unenforceable provision had never been contained herein, or so that such provisions would be valid, operative and enforceable, to the maximum extent permitted in such jurisdiction or case.

                  15.3 ASSIGNMENT. This Agreement and the licenses granted hereunder are to a specific entity or legal person, which does not include a Licensee's corporate subsidiaries or affiliates. Licensee may not assign this Agreement without the prior written consent of SGI, except to a purchaser of all, or substantially all, of Licensee's assets.

                  15.4 NONWAIVER. The failure of either party to enforce at any time any of the provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce any such provisions, except as expressly provided herein.

                  15.5 NO AGENCY. This is a license agreement. No agency, partnership, joint venture or other joint relationship is created hereby and neither party has any authority of any kind to bind the other party in any respect whatsoever.

                  15.6 FORCE MAJEURE. Except for Licensee's obligations under
Section 5 above, notwithstanding anything else in this Agreement, no default, delay or failure to perform on the part of either party shall be considered a breach of this Agreement, if such default, delay, or failure to perform is shown to be due entirely to causes beyond reasonable control of the party charged with a default, including, but not limited to, causes such as strikes, lockouts or other labor disputes, riots, civil disturbances, actions or inactions of governmental authorities or suppliers, epidemics, war, embargoes, severe weather, fire, earthquakes, acts of God or the public enemy, nuclear disasters, supplier delay, or default of a common carrier.

                  15.7 NOTICES. Notices under this Agreement shall be sufficient only if mailed by certified or registered mail, return receipt requested, or personally delivered to the parties at their addresses first set forth above. Notice by mail shall be deemed received three days after mailing. The parties shall send notices to the addresses first, set forth above, and notices to SGI shall be sent to the attention of "Corporate Legal Services."

                  15.8 SECTION HEADINGS. The parties agree that the Section and/or paragraph headings used in this Agreement are for reference purposes only and shall not be used in the interpretation of this Agreement.

                  15.9 ENTIRE AGREEMENT. This Agreement supersedes all proposals, oral or written, all negotiations, conversations or discussions between the parties relating to this Agreement and all past course of dealing and/or industry custom. Each party acknowledges that it expressly understands and agrees that (because there are no expectations to the contrary between the parties) no usage of trade or other regular practice or method of dealing, either within the computer industry, the software industry or between the parties shall be used to modify, interpret, supplement or alter in any manner the express terms of this Agreement or any part hereof.

One of the following license levels must be checked:

[ ]  Level 1 License          [X]  Level II License     [ ]  Level III License


         SILICON GRAPHICS, INC.             LICENSEE


By: /s/ William G. Glazier                By: /s/ Steven Melmon
    ---------------------------------         --------------------------------


    William G. Glazier                        Steven Melmon
-------------------------------------     ------------------------------------
Name (Print or Type)                      Name (Print or Type)


Director, MTI Software Licensing          Chief Financial Officer
-------------------------------------     ------------------------------------
Title                                     Title

         12/17/92                                  6/29/92
-------------------------------------     ------------------------------------
Date                                               Date


Agreement No.:
                ---------------------

                   FIRST AMENDMENT TO OPENGL LICENSE AGREEMENT
                            AND CONSENT TO ASSIGNMENT

The OpenGL License Agreement (the "Agreement") between Kubota Graphics Corporation ("KGC", successor in interest to Kubota Pacific Computer, Inc. under the Agreement) and Silicon Graphics, Inc. ("SGI") dated June 30, 1992 is hereby modified by the terms and conditions of this First Amendment to the OpenGL License Agreement and Consent to Assignment (the "First Amendment"). The capitalized terms in this Amendment shall have the meaning defined in the Agreement.

WHEREAS, KGC and SGI have entered into the Agreement, and now desire to modify the Agreement to provide that KGC's license, rights and interest therein be assigned to a third party;

NOW, therefore, inconsideration of the promises set forth below the parties agree to the following:

1. SGI hereby consents to the transfer and assignment by KGC of all of KGC's rights, duties and obligations under the Agreement to AccelGraphics, Inc. ("AccelGraphics"), a California corporation, located at 2630 Walsh Avenue, Santa Clara, CA 95051-0905, upon KGC's delivery to AccelGraphics of all copies, regardless of the form of embodiment, of OpenGL (including Source and Derived Programs) in KGC's possession.

2. AccelGraphics hereby agrees to assume and perform all the obligations and duties of KGC under the Agreement.

3. In the event of any inconsistency between this Amendment and the Agreement, the terms and conditions of this Amendment shall prevail, notwithstanding anything to the contrary in the Agreement. Unless explicitly modified herein, all terms, conditions and provisions of the Agreement shall continue in full force and effect.


SILICON GRAPHICS, INC.                     ACCELGRAPHICS, INC.


By: /s/ H.B. Siegel                        By: /s/ Jeffrey W. Dunn
    -------------------------------            ------------------------------


        H.B. Siegel                                Jeffrey W. Dunn
-----------------------------------        ----------------------------------
Name (Print or Type)                       Name (Print or Type)


        Director of Engineering                    President and CEO
-----------------------------------        ----------------------------------
Title                                      Title


        1/26/95                                    2/1/95
-----------------------------------        ----------------------------------
Date                                       Date


KUBOTA GRAPHICS CORPORATION


By: /s/ P.S. Melman
    -------------------------------


        P.S. Melman
-----------------------------------
Name (Print or Type)


        CFO
-----------------------------------

Title


        12/31/94
-----------------------------------
Date

                                                                  Exhibit 10.13b

               SECOND AMENDMENT TO THE OPENGL(R) LICENSE AGREEMENT

The OpenGL License Agreement (the "License Agreement") between AccelGraphics, Inc. ("Licensee", successor in interest to Kubota Pacific Computer, Inc., Kubota Corporation and Kubota Graphics Corporation) and Silicon Graphics, Inc. ("SGI"), dated June 30, 1992, is hereby modified by the terms and conditions set forth in this Second Amendment, (the "Second Amendment"), dated October 31, 1996. Capitalized terms used in this Second Amendment shall have the meaning defined in the License Agreement. Unless explicitly modified herein, all terms, conditions, and provisions of the License Agreement shall continue unchanged and in full force and effect.

WHEREAS, Kubota Pacific Computer, Inc. and SGI originally entered into the Licensee Agreement;

WHEREAS, Kubota Corporation and Kubota Graphics Corporation agreed to assume or guarantee certain obligations of Kubota Pacific Computer, Inc. under Addendum Number One to the OpenGL License Agreement;

WHEREAS, Licensee agreed to assume the obligations of Kubota Corporation and Kubota Graphics Corporation under the First Amendment to OpenGL License Agreement and Consent to assignment;

WHEREAS Licensee and SGI now desire to modify certain terms of the License Agreement so that Licensee can develop, market and distribute in binary form an implementation of OpenGL for the PC platform;

WHEREAS, SGI is developing, together with one or more companies with expertise in the PC platform, a new implementation of OpenGL for the PC platform and Licensee is willing to evaluate SGI's implementation of OpenGL for the PC platform and to consider substituting such implementation for Licensee's implementation of OpenGL for the PC platform;

NOW, therefore, in consideration of the promises set forth below the parties agree to the following:

1.       [* * * * *] are designed to operate on any PC platform listed on
         Exhibit 1 attached to this Second Amendment and which are bundled with the products listed on Exhibit 1 attached to this Second Amendment.

2. [* * * * *], Licensee agrees to comply with both Section 4.3 of the License Agreement and with (a) the OpenGL Promotional Guidelines attached to this Second Amendment as Exhibit 2, (b) the OpenGL Logo Style Guidelines attached to this Second Amendment as Exhibit 3, and
         (c) the OpenGL Trademark Usage Guidelines attached to this Second Amendment as Exhibit 4. In the event of any conflict between Section
         4.3 of the License Agreement and either the OpenGL Promotional Guidelines, the OpenGL Logo Style Guidelines or the OpenGL Trademark Usage Guidelines, the foregoing guidelines shall prevail.

3. In the event that SGI elects to provide to Licensee, either directly or through an authorized distributor, an Implementation developed for use on a specified PC platform (the "PC Implementation"), Licensee agrees to evaluate such PC Implementation in good faith pursuant to early access or beta test agreements with SGI or the authorized distributor, as appropriate. In the event that Licensee desires to license the PC Implementation, Licensee and SGI or the authorized distributor, as appropriate, [* * * * *]:

         (a) Be separate and apart from the License Agreement for OpenGL if SGI determines that an amendment to the License Agreement is inappropriate;

         (b) permit Licensee to substitute and replace the PC Implementation for any Derived Programs of Licensee which are designed to operate on the same PC platform as the PC Implementation;

         (c)      [* * * * *];

         (d)      [* * * * *]

         (e) include guidelines substantially similar to (i) the OpenGL Promotional Guidelines attached to this Second Amendment as
                  Exhibit 2, (ii) the OpenGL Logo Style Guidelines attached to this Second Amendment as Exhibit 3, and (iii) the OpenGL Trademark Usage Guidelines attached to this Second Amendment as Exhibit 4, provided that such guidelines may be modified by SGI to cover any new trademarks or logos that SGI selects for the PC Implementation.

4. SGI agrees not to assert a claim for patent infringement against Licensee under existing and future United States patents owned and licensable by SGI but only to the extent necessary for Licensee:

         (i) to exercise the copyright licenses granted by SGI for Conformance Certified Derived Programs; and

         (ii) to make, use, lease, sell or otherwise transfer any apparatus, device (including semiconductor device), portion of a system or system that includes and implements Conformance Certified Derived Programs.

         In no event shall this covenant apply to any apparatus, device, portion of a system or system that does not include Conformance Certified Derived Programs even if such apparatus, device, portion of a system or system is designed to implement Conformance Certified Derived Programs.

5. In the event that Licensee and SGI or an authorized distributor enter into an agreement for the PC implementation, within thirty (30) days of the execution thereof SGI and Licensee will jointly issue a press release in the form mutually agreed upon by the parties.

SILICON GRAPHICS, INC.                                ACCELGRAPHICS, INC.


By: /s/ Kurt Akeley                          By: /s/ Jeffrey W. Dunn
    -----------------------------                -----------------------------

        Kurt Akeley                                  Jeffrey W. Dunn
---------------------------------            ---------------------------------
NAME (PRINT OR TYPE)                         NAME (PRINT OR TYPE)



       V.P. & Chief Engineer                    President & CEO
---------------------------------            ---------------------------------
TITLE                                        TITLE


       11/15/96                                 11/12/96
---------------------------------            ---------------------------------
DATE                                         DATE

                                    EXHIBIT 1
                              APPROVED PC PLATFORMS

Microsoft Windows 95 on:
         Intel X86/Pentium
         DEC Alpha
         Motorola Power

Microsoft Windows NT on:
         Intel X86/Pentium
         DEC Alpha
         Motorola Power PC

                                    EXHIBIT 2

                        OPENGL(R) PROMOTIONAL GUIDELINES

1. TRADEMARK USE REQUIREMENTS. Any use by Licensee of Trademarks shall conform to the then-current version of SGI's OpenGL Trademark Guidelines document and SGI's Logo Style Guidelines document, both of which SGI shall make available to Licensee via the World Wide Web page at http://www.sgi.com/misc/external.list.html. Licensee shall submit to SGI for its prior written approval any materials of Licensee in which Trademarks are used, except for time-critical marketing collateral that is on tight deadlines such as press releases, data sheets, and direct mailers. For such collateral, Licensee will use the usage-guidelines supplied by SGI but will proceed without obtaining prior approval (except that press releases which mention SGI will be subject to prior approval). SGI is free to audit usage of Trademarks on an on-going basis and, upon request, Licensee will provide SGI with samples of collateral for purposes of conducting such audits. If SGI determines that Licensee is not using the Trademarks correctly, SGI has the right to demand prior approval on all items, including the above mentioned time critical materials. Licensee will then provide three (3) business days prior notice to SGI on such documents. Licensee agrees that during these three (3) business days SGI may show cause for modification of collateral with respect to references to Trademarks. If SGI chooses not to respond, Licensee will be free to proceed without gaining prior approval.

2. PRESS RELEASES. Within thirty (30) days after the Effective Date, Licensee shall issue a press release announcing that Licensee has entered a license agreement for OpenGL with SGI, and describing Licensee's plans for distribution and support of OpenGL Compatible products.

3. WORLD WIDE WEB (WWW) SITES.

Licensee shall create and maintain a direct hyperlink from its primary external WWW site to a web page that features information about Licensee's OpenGL Compatible product offerings. Such web page shall be consistent in content and prominence with any other web page of Licensee that includes information regarding similar products provided by Licensee. Licensee shall further create and maintain a direct hyperlink from its primary external WWW site to SGI's OpenGL WWW page at http://www.sgi.com/Technology/OpenGL using the OpenGL 1ogo specified in SGI's OpenGL Logo Style Guidelines document as the hyperlink graphic. Alternatively, such link may be provided by Licensee in its OpenGL related web page. Licensee shall submit to SGI for its prior written approval a copy of Licensee's proposed WWW OpenGL page.

Licensee agrees and acknowledges that SGI may create a hyperlink from SGI's OpenGL WWW page to Licensee's OpenGL web page.

4. MARKETING COLLATERAL, DOCUMENTATION AND ADVERTISING MATERIALS. All marketing collateral, documentation and advertising materials of Licensee related to Licensee's OpenGL Compatible product, including data sheets, brochures, manuals and promotion items or the like, shall conform to the then-current version of SGI's OpenGL Trademark and Logo Style Requirements document where it makes references to OpenGL.

5. TRADE SHOWS. Licensee shall prominently display the applicable OpenGL 1ogo in any trade show booth of Licensee in which Licensee provides information about Licensee's OpenGL Compatible product.

6. DEVELOPER CONFERENCES. SGI understands that Licensee does not currently offer developer's conferences. However, if Licensee offers developer's conferences in the future, Licensee shall offer at least one OpenGL training course during Licensee's primary developer's conference within one (1) year after beginning such conferences. SGI will, at Licensee's expense and under mutually acceptable terms and conditions, assist Licensee in acquiring user training expertise and materials.

7. PRODUCT PACKAGING. Licensee shall prominently display the OpenGL 1ogo on any media that Licensee uses to distribute its OpenGL Compatible product, and on any related packaging materials.

SGI understands that Licensee does not currently prepare external packaging for its OpenGL Compatible Products. However, if Licensee prepares any packaging for any of its products that are designed to operate with, or which incorporates, Licensee's OpenGL Compatible product, all external packaging for such product shall display the OpenGL 1ogo.

8. PARTICIPATION IN PROMOTIONAL ACTIVITIES. Licensee agrees that SGI may issue press releases and distribute marketing collateral that include Licensee's name and OpenGL Compatible product descriptions. SGI agrees to use Licensee's trade names and trademarks in accordance with Licensee's reasonable written guidelines, if made available to SGI in advance.

Exhibit 3
 OpenGL(R)  Logo Style Guidelines

The attached OpenGL Logo Style Guidelines are current as of the date of the Agreement to which they are attached. Any use by Licensee of Trademarks shall conform to the then current version of SGI's Logo Style Guidelines document, which SGI shall make available to Licensee via the World Wide Web page at http://www.sgi.com/misc/external.list.html.

                     [NEED INSERT GRAPHICS LOGO STYLE PAGES]

                                    Exhibit 4
                      OpenGL(R) Trademark Usage Guidelines

The attached OpenGL Trademark Usage Guidelines are current as of the date of the Agreement to which they are attached. Any use by Licensee of Trademarks shall conform to the then-current version of SGI's Trademark Usage Guidelines document, which SGI shall make available to Licensee via the World Wide Web page at http://www.sgi.com/misc/external.list.html.

SILICON GRAPHICS, INC.

OPENGL(R) TRADEMARK GUIDELINES

Silicon Graphics' trademarks are the principal means by which Silicon Graphics identifies itself, its products and activities to the public, and by which the public, in turn, has come to recognize our company, products and activities. Our great success is due in part to the favorable recognition we have received under our company name, and product trademarks such as OpenGL(R), Challenge(R), Indigo 2 TM, MIPS(R), OnyxTM, IRIS(R), and IRIXTM.

To attain this recognition, Silicon Graphics invests considerable resources into creating, promoting and protecting its trademarks.

As an OpenGL licensee, you must use the OpenGL(R) trademark in accordance with the following Guidelines, as provided by your license agreement. These Guidelines are intended to assure proper use of the OpenGL trademark, to preserve its distinctiveness and enhance its value for our mutual benefit.

1. USE THE OPENGL TRADEMARK IN ITS PROPER FORM.

The OpenGL trademark must always appear as: OpenGL. Leave no space between "Open" and "GL." The O, G and L must always be capitalized; the p, e, and n in lower case. Do not display the mark in any unusual typeface, or in any other manner that might blur its distinctiveness.

2. IDENTIFY THE OPENGL TRADEMARK WITH THE (R) TRADEMARK NOTICE.

The "(R)" trademark notice indicates that the OpenGL trademark is registered with the U.S. Patent and Trademark Office. As discussed below, always use the "(R)" with the OpenGL trademark in the OpenGL trademark's first and most prominent appearance in any material.

Place the "(R)" notice immediately following the OpenGL trademark, without any space in between the mark and the notice (i.e., OpenGL(R)). Always place the notice before the generic term that should follow the trademark (e.g., OpenGL(R) application programming interface), as it acts as a dividing line between the trademark and the proper name of the product or service to which the mark relates.

3. USE THE (R) TRADEMARK NOTICE WITH THE TRADEMARK'S FIRST AND/OR MOST PROMINENT APPEARANCE(S) IN ANY MATERIAL.

To best serve its purpose, the trademark notice must always accompany the trademark's first and/or most prominent appearance in a document, program, on packaging, etc. You need not use the notice each time the mark appears thereafter.

4. ATTRIBUTE PROPERLY OPENGL, AND ALL OTHER SILICON GRAPHICS TRADEMARKS USED, IN SEPARATE TRADEMARK ATTRIBUTION SECTION.

Each document in which the OpenGL trademark appears must contain a trademark attribution sentence identifying OpenGL as a Silicon Graphics registered trademark as follows:

OpenGL is a registered trademark of Silicon Graphics, Inc.

The notice must also include any other Silicon Graphics trademarks that appear in the text:

OpenGL, Silicon Graphics, Indigo, and the Silicon Graphics Logo are registered trademarks, and Challenge and Onyx are trademarks, of Silicon Graphics, Inc.

The attribution sentence should appear below the, document's copyright notice, typically opposite the title page of a book, or at the end of a dam sheet or marketing brochure.

5. USE THE OPENGL TRADEMARK ACCURATELY.

As an OpenGL licensee, you must use the OpenGL trademark to indicate accurately Silicon Graphics' OpenGL technology, specifications, and related products and services, and/or your products' or services' compliance or compatibility therewith.

You may not use the trademark for any other purpose. Do not use the trademark to imply that Silicon Graphics endorses, or is connected with, your company, except to the extent provided by your OpenGL license agreement with Silicon Graphics.

6. DO NOT USE THE OPENGL TRADEMARK AS PART OF ANY OTHER TRADEMARK OR COMPANY
NAME.

OpenGL licensees may not incorporate the OpenGL trademark into licensees' own trademarks, service marks, or trade names. This includes both the mark as a whole, and any portion thereof (such as "GL") that others would associate with the OpenGL trademark.

Licensees must separate the OpenGL trademark from the licensee's trademark with wording sufficient to distinguish it clearly. Use it only as an indication of compatibility, distinct from the licensee's product or company name.

Examples

Incorrect

-  Joe's OpenGL Accelerator(TM)
-  Super Duper OpenGL(TM)
-  OpenGL Master Blaster(TM)

Correct

-  Joe's Accelerator(TM) for OpenGL(R)
-  Super Duper(TM) for OpenGL(R)
-  Master Blaster(TM) for OpenGL(R)

7. ALWAYS USE THE OPENGL TRADEMARK PROPERLY IN TEXT.

The OpenGL trademark indicates products and services connected with Silicon Graphics' OpenGL technology. To preserve its distinctiveness and purpose, please follow the following rules when using the mark in text:

-  Always use the OpenGL trademark as an adjective, not a noun.
-  Never hyphenate the OpenGL trademark.
-  Never pluralize the OpenGL trademark.
-  Never render the OpenGL trademark possessive by use of an apostrophe.
-  Never combine the OpenGL trademark with any other designation.


Examples

Incorrect

-  Acme now offers the OpenGL(R).
-  Bftzplk(TM) is OpenGL-compatible.
-  We harness OpenGL's power.

Correct

-  Acme now offers the OpenGL(R) API.
- Bftzplk(TM) is compatible with the OpenGL(R) API. or Bflzplk(TM) is OpenGL(R) API-compatible.
- We harness the power of OpenGL(R) technology, or We harness the OpenGL(R) API's power.

8. PLEASE CALL SILICON GRAPHICS WITH ANY QUESTIONS ABOUT THESE GUIDELINES.

Silicon Graphics is happy to assist you with matters addressed by these GuideLines, or other questions about Silicon Graphics trademarks. Feel free to contact Silicon Graphics Trademark Counsel Ken Kwartler by phone (415-390-3006) or mail (Silicon Graphics, 2011 North Shoreline Blvd., Mail stop 18-710, Mountain View, CA 94039).

Only Silicon Graphics Trademark Counsel can grant authorization for trademark uses and related issues not in accord with these GuideLines. Silicon Graphics field offices or other personnel do not have this authority. Accordingly, where such permission or exceptions are sought, they must be brought to the attention of Silicon Graphics Trademark Counsel.

               THIRD AMENDMENT TO THE OPENGL(R) LICENSE AGREEMENT

The OpenGL License Agreement (the "License Agreement") between AccelGraphics, Inc. ("Licensee", successor in interest to Kubota Pacific Computer, Inc., Kubota Corporation and Kubota Graphics Corporation) and Silicon Graphics, Inc. ("SGI"), dated June 30, 1992, as amended, is hereby modified by the terms and conditions set forth in this Third Amendment (the "Third Amendment"), dated December 9, 1996. Capitalized terms used in this Third Amendment shall have the meaning defined in the License Agreement.

WHEREAS, Kubota Pacific Computer, Inc. and SGI originally entered into the Licensee Agreement;

WHEREAS, Kubota Corporation and Kubota Graphics Corporation agreed to assume or guarantee certain obligations of Kubota Pacific Computer, Inc. under Addendum Number One to the OpenGL License Agreement;

WHEREAS, Licensee agreed to assume the obligations of Kubota Corporation and Kubota Graphics Corporation under the First Amendment to permit Licensee to develop, market and distribute in binary form an implementation of OpenGL for the PC platform; and

WHEREAS, Licensee and SGI agreed to modify the Licensee Agreement under the Second Amendment to OpenGL License Agreement to permit Licensee to develop, market and distribute in binary form an implementation of OpenGL for the PC platform; and

WHEREAS Licensee and SGI now desire to modify certain terms of the License Agreement so that Licensee can obtain a Level III OpenGL license.

NOW, therefore, in consideration of the promises set forth below the parties agree to the following:

1.       SGI hereby grants to Licensee a Level III License pursuant to Section
         3.3 of the License Agreement. Effective as of the date of this Third Amendment, all terms, conditions, rights and restrictions contained in
         Section 3.3 of the License Agreement shall apply to Licensee. For example Licensee may distribute SGI Source or Licensee Source to Level II licensees in the manner specified by Section 3.3 of the License Agreement.

2.       [*       *        *        *       *].

3. Unless explicitly modified herein, all terms, conditions, and provisions of the License Agreement, as amended, shall continue unchanged and in full force and effect. for example, all requirements of Section 4.0 (Trademark License and Conformance Certification) as amended by item 2 of the Second Amendment to OpenGL License Agreement shall continue to apply.

SILICON GRAPHICS, INC.                      ACCELGRAPHICS, INC.


By:      /s/ David Orton                    By:      /s/ Nancy E. Bush
    ----------------------------                -------------------------------


         David Orton                                 Nancy E. Bush
--------------------------------            -----------------------------------
NAME (PRINT OR TYPE)                        NAME (PRINT OR TYPE)


         V.P. SGI                                    Chief Financial Officer
--------------------------------            -----------------------------------
TITLE                                       TITLE


         12/17/96                                    12/10/96
--------------------------------            -----------------------------------
DATE                                        DATE

                                  ATTACHMENT A

Agreement No:

License Level:

------------------------------------------------------------------------------------------------------------------------------
                                                                                                                 Per Copy
                                                                                                                Distribution
                                                                                                                    Fee
                                               OpenGL(TM)                                                       for Derived
  Item                                   Description of Items                                  License Fee       Products
------------------------------------------------------------------------------------------------------------------------------
    1     OpenGL/GL/X Server Protocol/GLU Release 1.0 Specification                                [* *]            [* *]
------------------------------------------------------------------------------------------------------------------------------

    2     OpenGL GL/X Client Side Library Source Code                                              [* *]
------------------------------------------------------------------------------------------------------------------------------

    3     OpenGL Sample X Server Extension Source Code                                             [* *]
------------------------------------------------------------------------------------------------------------------------------

    4     OpenGL Release 1.0 Utility Library Source Code                                           [* *]
------------------------------------------------------------------------------------------------------------------------------

    5     OpenGL Release 1.0 Hard Copy and Machine Readable Documentation                          [* *]
------------------------------------------------------------------------------------------------------------------------------

    6     OpenGL Release 1.0 Compliance Suite Test Source Code                                     [* *]
------------------------------------------------------------------------------------------------------------------------------

    7     OpenGL Fortran/ADA Binding Source Code                                                   [* *]
------------------------------------------------------------------------------------------------------------------------------

    8     OpenGL Sample Programs                                                                   [* *]
------------------------------------------------------------------------------------------------------------------------------

    9     OpenGL Release 1.0 Sample Implementation Source Code                                     [* *]
------------------------------------------------------------------------------------------------------------------------------

   10     OpenGL Optimization and Porting Guide                                                    [* *]
------------------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------
                           SOURCE MACHINE(S) SCHEDULE
-----------------------------------------------------------------------------------------------------------------------------
                                                                                                         Source Machine
  Item                                   Model Type and Description                                            S/N
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------


Description of Licensee Products:

Licensee (by/date):

SGI (by/date):

                           ADDENDUM NUMBER ONE TO THE
                          OPENGL(TM) LICENSE AGREEMENT

The OpenGL(TM) License Agreement (the "Agreement") between Kubota Pacific Computer, Inc. ("KPC") and Silicon Graphics, Inc. ("SGI") of even date with this Addendum Number One ("Addendum") is hereby modified by the terms and conditions set forth in this Addendum below. Capitalized terms used in this Addendum shall have the meaning defined in the Agreement. Unless explicitly modified herein, all terms, conditions and provisions of the Agreement shall continue in full force and effect.

WHEREAS, KPC and SGI have entered into the above-referenced Agreement;

WHEREAS, the parties have agreed to extend the rights, duties and obligations under the Agreement to the parent company of KPC, Kubota Corportion ("Kubota"), a corportion with a place of business at 24-7, Shikitsuhigashi 1-chome, Naniwa-kuand Kubota Computer, Inc. ("KCI"), a corporation with a place of business at Osaka 556, JAPAN; 2-8-8 Shinjuku Shinjuki-ku, Tokyo 160 JAPAN.

NOW, therefore, in consideration of the promises set forth below the parties agree to the following:

1. SGI hereby consents to allow Kubota and KCI to participate in and avail themselves of all the rights and benefits provided for in the Agreement, provided that:

         (i) Kubota agrees to perform all duties and obligations and observe all the terms and conditions of the Agreement; and

         (ii) KPC and Kubota guarantee KCI's performance of all the duties and obligations set forth in the Agreement.

2. In the event of any inconsistency between this Addendum and the Agreement, the terms and conditions of this Addendum shall prevail, notwithstanding anything to the contrary in the Agreement.


SILICON GRAPHICS, INC.                       KUBOTA PACIFIC COMPUTER, INC.


By: /s/ William G. Glazier                   By: /s/ P.S. Melman
    -------------------------------------        -------------------------------


        William G. Glazier                           P.S. Melman
-----------------------------------------    -----------------------------------
Name (Print or Type)                         Name (Print or Type)


        Director, MTI Software Licensing     CFO
-----------------------------------------    -----------------------------------
Title                                        Title


        12/17/92                                     6/30/93
-----------------------------------------    -----------------------------------
Date                                         Date


                                             KUBOTA CORPORATION


                                             By: /s/ Yoshiaki Kuroda
                                                 -------------------------------


                                                     Yoshiaki Kuroda
                                             -----------------------------------
                                             Name (Print or Type)


                                             General Manager, Office of Computer
                                             -----------------------------------
                                             Business Kubota Corp.
                                             -----------------------------------
                                             Title


                                             -----------------------------------
                                             Date